                    Strong Conservative Equity Funds, Inc.
                                  (Registrant)

                               POWER OF ATTORNEY

     Each person whose signature appears below, constitutes and appoints Elizabeth N. Cohernour, Cathleen A. Ebacher and Susan A. Hollister, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Name                                  Title                           Date
               ----                                  -----                           ----
/S/ Elizabeth N. Cohernour
----------------------------------  Vice President and Secretary              September 7, 2000
Elizabeth N. Cohernour


/S/  Richard S. Strong              Chairman of the Board (Principal
----------------------------------  Executive Officer) and a Director         September 7, 2000
Richard S. Strong


/S/ John W. Widmer                  Treasurer (Principal Financial and
----------------------------------  Accounting Officer)                       September 7, 2000
John W. Widmer


/S/ Marvin N. Nevins                Director                                  September 7, 2000
----------------------------------
Marvin E. Nevins


/S/ Willie D. Davis                 Director                                  September 7, 2000
----------------------------------
Willie D. Davis


/S/ William F. Vogt                 Director                                  September 7, 2000
----------------------------------
William F. Vogt


/S/ Stanley Kritzik                 Director                                  September 7, 2000
----------------------------------
Stanley Kritzik

/S/  Neal Malicky                   Director                                  September 7, 2000
----------------------------------
Neal Malicky